EXHIBIT 10.3
SouthEast Bank & Trust
Athens, Tennessee
MANAGEMENT STOCK OPTION AGREEMENT
          THIS AGREEMENT (the “Agreement”), dated to be effective as of the ___ day of                                         , 2006, is entered into between SouthEast Bancshares, Inc. (the “Company”), a Tennessee corporation with its principal place of business in Athens, Tennessee, and                                          (the “Optionee”).
          The Company desires to further the business objectives of the Company by affording the Optionee an opportunity to acquire shares of its common stock (the “Common Stock”) by making this grant of stock options under the SouthEast Bancshares, Inc. Stock Option Plan (the “Plan”), which grant is intended to provide additional financial incentive to the Optionee and to intensify his or her interest in the success of the Company, as well as reward Optionee’s contribution to the Company’s performance.
          NOW, THEREFORE, the parties, in consideration of the mutual covenants herein set forth, agree as follows:
          1. The Option. Upon the terms and subject to the conditions of this Agreement, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase                                          (                    ) shares of its Common Stock (the “Shares”). The Option is intended to be an Incentive Stock Option as set forth in Section 422 of the Internal Revenue Code.
          2. Purchase Price. The purchase price of the Shares shall be $                                         per share (the “Option Price”) and shall be paid in cash or any other form acceptable to the Board.
          3. Vesting of Options. The Option granted pursuant to this Agreement shall vest as follows:
     (a) The Option will vest at a rate of one-fourth of the total number of shares granted under this Agreement per vesting year, for a period of four (4) years.
     (b) The first vesting year (the “Beginning Year”) will begin on the date hereof. The second, third and fourth vesting years will begin on the respective anniversaries of the Beginning Year.
          4. Regulation. Notwithstanding anything contained in this Agreement, all, or any portion of, the Option whether vested or un-vested, shall be forfeited in the event that the primary state or federal regulator of the Company (or its subsidiary SouthEast Bank & Trust) orders such forfeiture, after proper notice and opportunity for hearing.
Exhibit 10.3-1

          5. Duration of the Option. The Option shall expire ten (10) years from the date of this Agreement.
          Exercise of Option.
          (a) Except as provided in subparagraphs (b) and (c) below, the Optionee may exercise any vested portion of the Option any time prior to the expiration of the Option as long as he or she is an active employee of the Company.
          (b) In the event that the active employment of the Optionee terminates (other than by reason of death), any vested portion of the Option may be exercised at any time within three (3) months after such termination, unless otherwise determined by the Board of Directors.
          (c) Subject to the provisions of Paragraph 4, in the event of the Optionee’s death while he or she is an active employee of the Company or within three (3) months after the termination of his or her employment, any vested portion of the Option may be exercised at any time within twelve (12) months after the date of his or her death by the executors or administrators of the estate of the Optionee or by any person who shall have acquired the Option from the Optionee by bequest or inheritance.
          7. Manner of Exercise. Subject to the terms and conditions hereof, the Option may be exercised by giving written notice to the Company, attention of the Secretary, which notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and by tendering a check for payment in full of the Option Price of said Shares. In addition, the Company shall have the right to require a cash payment upon the exercise of the Option in connection with any obligation of the Company to withhold taxes.
          8. Adjustment Upon Changes in Capitalization.
               (a) If at any time or from time to time after the date of this Agreement, the Company shall increase or decrease the outstanding Shares of Common Stock by way of stock dividend, stock split, or combination of Shares, the per share Option price shall be adjusted, or further adjusted, as of the close of business on the record date for such transaction, to a price (rounded down to the nearest cent) determined by dividing (i) an amount equal to the number of Shares of Common Stock outstanding immediately prior to such transaction multiplied by the per share Option price in effect immediately prior to such transaction by (ii) the total number of Shares of Common Stock outstanding immediately after such transaction. Upon any adjustment in the per share Option price, the Optionee shall thereafter be entitled to purchase at the per share Option price resulting from such adjustment, the number of Shares obtained by multiplying the per share Option price in effect immediately prior to such adjustment by the number of Option Shares that could have been purchased pursuant to such Option immediately prior to such adjustment and dividing the product thereof by the per share Option price resulting from such adjustment. Notice of any such adjustment shall be mailed promptly to the Optionee.
               (b) If the Company shall be consolidated with or merged with or into another corporation (whether or not the Company shall be the surviving entity), or shall sell all or substantially all of its assets as part of a reorganization within the meaning of Section 368 of
Exhibit 10.3-2

the Internal Revenue Code of 1986, as amended, or shall reclassify or reorganize its capital structure (except a stock dividend, split, or combination covered by Section 7(a) hereof), the number of Shares subject to the Option shall be increased or decreased to reflect the number of Shares to which the Optionee would have been entitled to receive in connection with such transaction if the Option Shares had been issued and held by Optionee on the record date for such transaction. Notice of such consolidation, merger, sale, reclassification, or reorganization and of said provisions proposed to be made shall be mailed to the Optionee not less than (30) days prior to such record date. As a condition to any reorganization, reclassification, consolidation, merger or sale, in which the Company is not the survivor, the Company or any successor, surviving or purchasing corporation, as the case may be, shall agree that it is bound by this Agreement (including the grant of the Option hereunder), that it will satisfy all of the obligations of the Company hereunder and that the Optionee shall have the right, upon exercise of this Option, on the terms and conditions hereof, to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a shareholder of the number of Shares of Common Stock issuable upon exercise of this Option immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7; provided, however, that Optionee shall be required to exercise all such options within 24 months from the date of such reorganization, reclassification, consolidation, merger, or sale.
               (c) If, at any time, the Company increases the number of Shares of Common Stock, including those events causing adjustment as set forth herein, this Agreement shall be modified so as to grant additional Options on the number of shares necessary to bring the total number of shares under the Options equal to the same pro rata percentage of the outstanding Shares of Common Stock of the Company as granted herein. Such additional Options shall be on the same terms as provided in this Agreement, with adjustments in the vesting schedule if needed to preserve the status of the additional Options as Incentive Stock Options. The purchase price to the Optionee for any subsequent purchase of Shares under any such additional Options shall be determined by the Board of Directors of the Company at the time of such grant, but in no event shall the purchase price of those shares be less than Fair Market Value on the date of the grant.
          9. No Rights as a Shareholder. The Optionee shall have none of the rights of a Shareholder with respect to any Common Stock subject to the Option until such Shares shall be issued to him upon the exercise of the Option.
          10. No Employment Rights. Nothing in this Agreement (including the grant of the Option hereunder) shall confer on the Optionee any right to continue in the active employment of the Company or interfere in any way with the right of the Company at any time to terminate or modify the terms or conditions of such service.
          11. Transferability. The Option granted hereby shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during his or her lifetime only by the Optionee or his or her guardian or legal representative. Without limiting the generality of the foregoing, the Option may not be assigned,
Exhibit 10.3-3

transferred, pledged or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or by the levy of any attachment or similar process upon the Option, shall be void and of no force or effect. Notwithstanding the foregoing, to the extent that the Option must be pledged by the Optionee to finance the acquisition of the shares upon exercise, the Option may be pledged for such purpose.
          12. Rule 16b-3. This Agreement (and the Option granted hereby) shall be limited and construed in such respects as may be necessary in order that it will receive the full benefit of the exemption from liability provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation to the extent applicable.
          13. Governing Law. This Agreement shall be construed under the substantive laws and regulations and procedural provisions of the State of Tennessee except where the laws and regulations of the United States of America supercede or conflict.
          14. Plan Terms. The terms of the Plan, pursuant to which this Agreement is made, are incorporated herein by reference and expressly made a part of this Agreement. Capitalized terms which are not otherwise defined herein shall have the meaning given to such terms in the Plan.
          IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Option Agreement as of the day and year first above written.

SouthEast Bancshares, Inc.
By:
F. Stephen Miller, Chairman

Optionee

Typed name:

Exhibit 10.3-4